As filed with the Securities and Exchange Commission on August 31, 2000
                                                      Registration No. 333-85605

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                AMPEX CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         -------------------------------

           DELAWARE                                          13-3667696
 (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                           I.D. Number)

                                  500 BROADWAY
                           REDWOOD CITY, CA 94063-3199
                                 (650) 367-2011
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              JOEL D. TALCOTT, ESQ.
                                  500 BROADWAY
                           REDWOOD CITY, CA 94063-3199
                                 (650) 367-2011
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                             DAVID D. GRIFFIN, ESQ.
                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                               75 EAST 55TH STREET
                               NEW YORK, NY 10022

                         -------------------------------
 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time following the effectiveness of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

THE REGISTRANT HEREBY AMENDS THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS POST-EFFECTIVE AMENDMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (File No. 333-85605) that was filed by Ampex Corporation on August 19, 1999. The Registration Statement covered the offering and sale by selling stockholders of up to 816,667 shares of the Class A Common Stock, par value $0.01 per share (the "Class A Stock"), of Ampex. Of those shares, 512,821 were issuable upon the exercise of a warrant issued to Information Super Station, L.L.C. ("ISS").

         In connection with the settlement of certain litigation among Ampex, ISS and certain other parties, Ampex and ISS agreed to amend the vesting provisions of the warrant. Under the terms of the Amendment to Contingent Warrant Agreement dated as of July 22, 2000 (a copy of which has been filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000), the warrant became vested as to 100,000 shares of Class A Stock, and was canceled as to the remaining 412,821 shares of Class A Stock, in each case as of March 15, 2000.

         This Post-Effective Amendment No. 1 is being filed for the purposes of supplementing the Prospectus dated August 27, 1999 relating to the sale of 816,667 shares of Class A Stock by the selling stockholders, adding the Amendment to Contingent Warrant Agreement as an exhibit to the Registration Statement, and removing from registration the 412,821 shares of Class A Stock underlying the canceled portion of the warrant.


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



                                                          SEC File No. 333-85605




                   PROSPECTUS SUPPLEMENT DATED AUGUST 31, 2000

                       TO PROSPECTUS DATED AUGUST 27, 1999

                                AMPEX CORPORATION

                     250,000 SHARES OF CLASS A COMMON STOCK




         The information in this Prospectus Supplement supplements the information set forth under the caption "Selling Stockholders" in the Prospectus. This Prospectus Supplement should be read in conjunction with the Prospectus. Capitalized terms used and not defined herein have the meanings given to them in the Prospectus. The Selling Stockholders section of the Prospectus is hereby supplemented with the following information:

         Ampex declined to exercise any of its options to purchase additional shares of EBWC. Therefore, the entire Warrant granted to ISS would have expired on March 15, 2000. However, in connection with the settlement of certain litigation among Ampex, ISS and certain other parties, Ampex and ISS agreed to amend the vesting provisions of the Warrant. Under the terms of the amended Warrant, the Warrant became vested as to 100,000 Warrant Shares, and expired as to 412,821 Warrant Shares, in each case as of March 15, 2000. ISS has advised us that prior to the date of this Prospectus Supplement, it sold all of the 153,846 shares of Class A Stock covered by the Prospectus. Accordingly, the number of shares of Class A Common Stock listed in the Selling Stockholder table of the Prospectus for ISS has been reduced from 666,667 to 100,000, which represents the vested Warrant Shares described above.



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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on August 31, 2000.

                                     AMPEX CORPORATION


                                     By: /s/ Craig L. Mckibben
                                         ---------------------------------
                                         Craig L. McKibben
                                         Vice President, Chief Financial Officer
                                         and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


         SIGNATURES                                  TITLE                                       DATE

 /s/ Edward J. Bramson           *          Chairman, President, Chief Executive                 August 31, 2000
---------------------------------              Officer and Director
Edward J. Bramson                              (Principal Executive Officer)


 /s/ Craig L. Mckibben                      Vice President, Director, Chief                      August 31, 2000
---------------------------------              Financial Officer and Treasurer
Craig L. Mckibben                              (Principal Financial Officer and
                                               Principal Accounting Officer)


 /s/ Douglas T. Mcclure, Jr.   *            Director                                             August 31, 2000
-------------------------------
Douglas T. McClure, Jr.


 /S/ PETER SLUSSER            *             Director                                             August 31, 2000
-------------------------------
Peter Slusser


 /s/ William A. Stoltzfus, Jr.   *          Director                                             August 31, 2000
---------------------------------
William A. Stoltzfus, Jr.


* By: /S/ Craig L. Mckibben                                                                      August 31, 2000
     ----------------------------
     Craig L. McKibben
     Attorney-In-Fact
     (Pursuant to Power of Attorney
     previously filed with the Commission)

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




                                INDEX TO EXHIBITS

EXHIBIT

4.8 Amendment to Contingent Warrant Agreement dated as of July 21, 2000, between the Registrant and Information Super Station L.L.C. (amending the Contingent Warrant Agreement dated July 22, 1999, between the Registrant and ISS, previously filed as Exhibit 4.5 to the Registrant's Registration Statement on Form S-3 (File No. 333-85605) (previously filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000).




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